UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

Bare Escentuals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Leslie A. Blodgett

On December 19, 2008, Bare Escentuals Beauty, Inc. (“BE Beauty”), a wholly owned subsidiary of Bare Escentuals, Inc. (the “Company”) and Leslie A. Blodgett, Chief Executive Officer of Bare Escentuals Beauty and the Company entered into an amended and restated employment agreement (the “Employment Agreement”). The Employment Agreement amends Ms. Blodgett’s employment agreement which was initially entered into on May 3, 2004, and amended as of August 2, 2005 and May 31, 2006.

Amendments were made to the Employment Agreement effective December 19, 2008 principally to bring the Employment Agreement into compliance with the rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) relating to nonqualified deferred compensation, to make several technical and administrative changes, and to add certain provisions that apply upon a termination of employment without “cause” or for “good reason” (as such terms are presently defined in the Employment Agreement) following a change in control of the Company.

The following material amendments were made to Ms. Blodgett’s Employment Agreement:

•

If within 12 months following a “change in control” (as that term is defined in the Bare Escentuals, Inc. 2006 Equity Incentive Award Plan (the “Equity Plan”)), all equity awards then held by Ms. Blodgett will fully vest.

•

A “modified scale back” provision applies so that if it is determined that any payment or benefit provided to Ms. Blodgett would result in an excise tax under the golden parachute provisions of the Code, Ms. Blodgett would be entitled to receive either (i) all the payments and benefits to which she is entitled under the Employment Agreement without regard to the excise tax so imposed or (ii) an amount of payments and benefits that are reduced such that the excise tax does not apply, whichever maximizes Ms. Blodgett’s total after-tax payments, as determined by the Company’s independent accountants.

•	Ms. Blodgett must execute a release of claims in order to receive severance payments and benefits.

•

Removal, based on recent court rulings in California, of the provisions preventing Ms. Blodgett from competing with BE Beauty and soliciting customers of BE Beauty during her employment and for a specified time after her termination of employment.

A complete copy of the Amended and Restated Employment Agreement is filed herewith as Exhibit 10.59 and is incorporated herein by reference. The forgoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Severance Rights Agreements

On December 19, 2008, BE Beauty entered into severance rights agreements (the “Severance Agreement”) with each of Myles McCormick, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, and Michael Dadario, President of Retail of the Company. The Severance Agreement entered into with Mr. Dadario amends and replaces the severance provision included in his employment offer letter dated May 18, 2008. Each of Mr. McCormick and Mr. Dadario are referred to herein as “the Executive.”

The Severance Agreement contains the following material terms and conditions:

•

Upon a termination of employment by the Company for “cause” (as defined in the Severance Agreement), by the Executive for any reason, or as a result of the Executive’s death or disability, BE Beauty will pay to the Executive or his estate, as applicable, any accrued but unpaid base salary through the date of termination, accrued but unused vacation through the date of termination, and unreimbursed expenses entitled to reimbursement pursuant to the Company’s reimbursement policy (collectively referred to as the “Accrued Rights”).

•

Upon a termination of employment by the Company without “cause” (as defined in the Severance Agreement) prior to a change in control of the Company (as that term is defined in the Equity Plan), the Executive is entitled to receive the Accrued Rights plus a lump sum cash payment equal to 12 months of the Executive’s current base salary. In order to receive the lump sum severance payment, the Executive must execute a release of claims.

•

If within 12 months following a “change in control” of the Company (as that term is defined in the Equity Plan), the Executive’s employment is terminated by BE Beauty without “cause” or by the Executive for “good reason” (as defined in the Severance Agreement), the Executive is entitled to receive the following payments and benefits:

¡	Accrued Rights;

¡	A lump sum cash payment equal to the sum of 12 months of the Executive’s current base salary and 100% of the Executive’s cash bonus earned in the prior year;

¡	All equity awards fully vest; and

¡	Company-paid COBRA premiums for Executive and his family for up to 12 months.

•	Executive must execute a release of claims in order to receive severance payments and benefits.

•

A “modified scale back” provision applies so that if it is determined that any payment or benefit provided to Executive would result in an excise tax under the golden parachute provisions of the Code, Executive would be entitled to receive either (i) all the payments and benefits to which she is entitled under the Employment Agreement without regard to the excise tax so imposed or (ii) an amount of payments and benefits that are reduced such that the excise tax does not apply, whichever maximizes the Executive’s total after-tax payments, as determined by the Company’s independent accountants.

Complete copies of the Severance Rights Agreement for each of Myles McCormick and Michael Dadario are filed herewith as Exhibits 10.60 and 10.61, respectively, and are incorporated herein by reference. The forgoing description of the terms of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.59	Amended and Restated Employment Agreement with Leslie A. Blodgett, dated December 19, 2008

10.60	Severance Rights Agreement with Myles McCormick, dated December 19, 2008

10.61	Severance Rights Agreement with Michael Dadario, dated December 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

By:	/s/ Myles B. McCormick

Name:	Myles B. McCormick
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: December 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.59	Amended and Restated Employment Agreement with Leslie A. Blodgett, dated December 19, 2008

10.60	Severance Rights Agreement with Myles McCormick, dated December 19, 2008

10.61	Severance Rights Agreement with Michael Dadario, dated December 19, 2008